Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

NatWest Group plc

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares	(1)	Rule 456(b) and Rule 457(r)		$		$0.0001531	$					$
Fees to be Paid	Equity	Dollar Preference Share	(2)	Rule 456(b) and Rule 457(r)				0.0001531
Fees to be Paid	Debt	Senior Debt Securities	(3)	Rule 456(b) and and Rule 457(r)				0.0001531
Fees to be Paid	Debt	Subordinated Debt Securities	(4)	Rule 456(b) and and Rule 457(r)				0.0001531
Fees to be Paid	Debt Convertible into Equity	Contingent Convertible Securities	(5)	Rule 456(b) and and Rule 457(r)				0.0001531
Fees to be Paid	Other	Rights to Subscribe for Ordinary Shares	(6)	Rule 456(b) and and Rule 457(r)				0.0001531
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary Shares	(7)	415(a)(6)	0						F-3	333-251220	12/22/2021		0.00
Carry Forward Securities	Equity	Dollar Preference Shares	(7)	415(a)(6)	0						F-3	333-251220	12/22/2021		0.00
Carry Forward Securities	Debt	Senior Debt Securities	(7)	415(a)(6)	0						F-3	333-251220	12/22/2021		0.00
Carry Forward Securities	Debt	Subordinated Debt Securities	(7)	415(a)(6)	0						F-3	333-251220	12/22/2021		0.00
Carry Forward Securities	Other	Contingent Convertible Securities	(7)	415(a)(6)	0						F-3	333-251220	12/22/2021		0.00
Carry Forward Securities	Other	Rights to Subscribe for Ordinary Shares	(7)	415(a)(6)	0						F-3	333-251220	12/22/2021		0.00
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(8)	415(a)(6)	950,000,000	$	$950,000,000.00		$		F-3	333-251220	12/22/2021		$88,065.00

Total Offering Amounts:							$0.00			0.00
Total Fees Previously Paid:										0.00
Total Fee Offsets:
Net Fee Due:										$0.00

__________________________________________
Note(s)

(1)	An indeterminate initial offering price, aggregate number, or principal amount, of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through certain affiliates of the Registrant, which may include NatWest Markets Securities Inc.

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of all of the registration fee in connection with the securities registered hereby, except for $88,065 that has already been paid with respect to $950,000,000 aggregate principal amount of securities that were previously registered pursuant to a registration statement on Form F-3 (File No. 333-261837) which were not sold thereunder and which the Registrant is carrying forward to this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act. Registration fees will be paid subsequently on a “pay as you go” basis and the Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. <br /> <br /> The Ordinary Shares are being registered in connection with issuances from time to time of Ordinary Shares either independently of or following the conversion of Contingent Convertible Securities. American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate Registration Statement on Form F-6 (Registration Statement No. 333-144756).
(2)	An indeterminate initial offering price, aggregate number, or principal amount, of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through certain affiliates of the Registrant, which may include NatWest Markets Securities Inc.

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of all of the registration fee in connection with the securities registered hereby, except for $88,065 that has already been paid with respect to $950,000,000 aggregate principal amount of securities that were previously registered pursuant to a registration statement on Form F-3 (File No. 333-261837) which were not sold thereunder and which the Registrant is carrying forward to this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act. Registration fees will be paid subsequently on a “pay as you go” basis and the Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. <br /> <br /> American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of the Dollar Preference Shares registered hereby have been registered under a separate Registration Statement on Form F-6 (Registration Statement No. 333-127867).
(3)	An indeterminate initial offering price, aggregate number, or principal amount, of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through certain affiliates of the Registrant, which may include NatWest Markets Securities Inc.

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of all of the registration fee in connection with the securities registered hereby, except for $88,065 that has already been paid with respect to $950,000,000 aggregate principal amount of securities that were previously registered pursuant to a registration statement on Form F-3 (File No. 333-261837) which were not sold thereunder and which the Registrant is carrying forward to this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act. Registration fees will be paid subsequently on a “pay as you go” basis and the Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(4)	An indeterminate initial offering price, aggregate number, or principal amount, of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through certain affiliates of the Registrant, which may include NatWest Markets Securities Inc.

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of all of the registration fee in connection with the securities registered hereby, except for $88,065 that has already been paid with respect to $950,000,000 aggregate principal amount of securities that were previously registered pursuant to a registration statement on Form F-3 (File No. 333-261837) which were not sold thereunder and which the Registrant is carrying forward to this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act. Registration fees will be paid subsequently on a “pay as you go” basis and the Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(5)	An indeterminate initial offering price, aggregate number, or principal amount, of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through certain affiliates of the Registrant, which may include NatWest Markets Securities Inc.

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of all of the registration fee in connection with the securities registered hereby, except for $88,065 that has already been paid with respect to $950,000,000 aggregate principal amount of securities that were previously registered pursuant to a registration statement on Form F-3 (File No. 333-261837) which were not sold thereunder and which the Registrant is carrying forward to this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act. Registration fees will be paid subsequently on a “pay as you go” basis and the Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(6)	An indeterminate initial offering price, aggregate number, or principal amount, of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through certain affiliates of the Registrant, which may include NatWest Markets Securities Inc.

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of all of the registration fee in connection with the securities registered hereby, except for $88,065 that has already been paid with respect to $950,000,000 aggregate principal amount of securities that were previously registered pursuant to a registration statement on Form F-3 (File No. 333-261837) which were not sold thereunder and which the Registrant is carrying forward to this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act. Registration fees will be paid subsequently on a “pay as you go” basis and the Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. <br /> <br /> No separate consideration will be received for the Rights.
(7)	The Registrant previously filed a registration statement on Form F-3 (File No. 333-251220) filed on December 9, 2020 and automatically declared effective, as amended by Post-Effective Amendment No. 1 filed on December 22, 2021 (the “2020 Registration Statement”), for which the Registrant paid an aggregate registration fee of $1,297,800 to register $14,000,000,000 maximum aggregate offering price of unallocated securities. The Registrant subsequently filed a registration statement on Form F-3 (File No. 333-261837), initially filed on December 22, 2021, amended by Pre-Effective Amendment No. 1 filed on January 10, 2022 and declared effective on January 11, 2022 (the “2022 Registration Statement”), which included, pursuant to Rule 415(a)(6) under the Securities Act, $14,000,000,000 in maximum aggregate offering price of unsold securities that were previously registered on the 2020 Registration Statement. The 2022 Registration Statement was not fully used, resulting in an unsold aggregate offering amount of $950,000,000 of unallocated securities (the “Unsold Securities”). This unused amount results in an available fee offset of $88,065. The Registrant expects to offset all or part of any registration fee due under this Registration Statement by the available fee offset of $88,065 with respect to the Unsold Securities pursuant to Rule 457(p) under the Securities Act and to carry forward to this Registration Statement the remaining portion of the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act. In accordance with Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities registered on the 2022 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
(8)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.